UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 16, 2013
(Date of earliest event reported)

PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK 14625-2396	14625-2396
(Address of principal executive offices)	(Zip Code)

(585) 385-6666
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 16, 2013, Paychex, Inc. (“Paychex”) issued a press release announcing that John B. Gibson will be appointed Senior Vice President of Service. The press release is incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”).
Mr. Gibson, age 47, most recently served as President and CEO for AlphaStaff, a national provider of human resource outsourcing services to small and medium-sized businesses. Prior to joining AlphaStaff in 2010, Mr. Gibson was President of the HR Management Division of Convergys, a global leader in technology, outsourcing, and business services with revenues of $2 billion, from 2007 to 2010. He also served as Senior Vice President of Global Operations and Client Services of Convergys from 2004 to 2007. Prior to his seven years with Convergys, Mr. Gibson held senior leadership roles in other business outsourcing organizations where he had responsibility for service and operations as well as sales.
In addition to a one-time cash payment, Mr. Gibson will participate in the same compensation and benefit arrangements available to other officers of Paychex.
In connection with his employment, Mr. Gibson also signed a standard confidentiality, non-solicitation, and non-compete agreement. The agreement precludes Mr. Gibson from:

•	competing with Paychex while an employee and for 12 months after separation from Paychex;

•	soliciting clients or referral sources for 24 months after separation from Paychex; and

•	recruiting or hiring, or attempting to recruit or hire, any employee for 24 months after separation from Paychex.
ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed with this Form 8-K.

Exhibit 99.1: Press Release of Paychex, Inc. dated May 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date: May 16, 2013	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer

3